DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

Entity #
E0055192005-5
Document Number:
20050013238-54

Date Filed:
2/9/2005 1:20:17 PM
In the office of

Dean Heller
Secretary of State

Articles of Incorporation

(PURSUANT TO NRS 78)

ABOVE SPACE IS FOR OFFICE USE ONLY

Important. Read attached instructions before completing form.

1. **Name of Corporation:**	Hemis Corporation
2. **Resident Agent Name and Street Address:** (must be a Nevada address where process may be served)	Eastbiz.com, Inc. Name 5348 Vegas Dr. / Las Vegas / NEVADA / 89108 Street Address / City / / Zip Code Optional Mailing Address / City / State / Zip Code
3. **Shares:** (number of shares corporation authorized to issue)	Number of shares with par value: 75,000,000 Par value: $ .001 Number of shares without par value:
Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. Norman Meier Name Bordackerstrausse 62 / Uster / Zurich / 8610 Street Address / City / State / Zip Code 2. Name Street Address / City / State / Zip Code 3. Name Street Address / City / State / Zip Code
5. **Purpose:** (optional-see instructions)	The purpose of this Corporation shall be:
6. **Names, Address and Signature of Incorporator.** (attach additional page if there is more than 1 incorporator)	Sheilah King Name / Signature 5348 Vegas Dr. / Las Vegas / NV / 89108 Address / City / State / Zip Code
7. **Certificate of Acceptance of Appointment of Resident Agent:**	I hereby accept appointment as Resident Agent for the above named corporation. Authorized Signature of R. A. or On Behalf of R. A. Company / 01/24/05 Date

This form must be accompanied by appropriate fees. See attached fee schedule.